EXETER FUND, INC.
                               RESTATED SCHEDULE A
                                  FEE SCHEDULE
                               DATED MAY 18, 2004

     The following is a restatement to the existing Investment Advisory Agreement fee schedule between the Exeter Fund, Inc. (formerly known as the Manning & Napier Fund, Inc.) and Manning & Napier Advisors, Inc.:

SERIES                         PERCENTAGE
------                         ----------

Small  Cap  Series                    1.00%
Technology  Series                    1.00%
Commodity  Series                    1.00%
High  Yield  Bond  Series               1.00%
International  Series               1.00%
Life  Sciences  Series               1.00%
Global  Fixed  Income  Series          1.00%
Pro-Blend  Moderate  Term  Series          1.00%
Pro-Blend  Extended  Term  Series          1.00%
World  Opportunities  Series          1.00%
Tax  Managed  Series               1.00%
Pro-Blend  Maximum  Term  Series          1.00%
New  York  Tax  Exempt  Series          0.50%
Ohio  Tax  Exempt  Series               0.50%
Diversified  Tax  Exempt  Series          0.50%
Pro-Blend  Conservative  Term  Series          0.80%
Equity  Series                    1.00%
Overseas  Series                    1.00%
Financial  Services  Series               1.00%
Core  Bond  Series                    0.60%
Core  Plus  Bond  Series               0.70%